Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118047, 333-156436 and 333-183383), Form S-3 (Nos. 333-176294, 333-180867 and 333-191439) of Cumulus Media, Inc. of our report dated March 10, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
March 10, 2016